EXHIBIT J


                           McGLADREY & PULLEN, L.L.P.
                   Certified Public Accountants & Consultants




                         CONSENT OF INDEPENDENT AUDITORS

                         CONSENT OF INDEPENDENT AUDITORS





     We consent to the use of our report dated December 28, 1998, on the financial statements referred to therein, in Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A, File No. 333-33831, of Back Bay Funds, Inc. as filed with the Securities and Exchange Commission.




                                                         McGladrey & Pullen, LLP


New York, New York
March 23. 2000



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 13, 2000, relating to the financial statements and financial highlights which appear in the November 30, 1999 Annual Report to Shareholders of Back Bay Funds, Inc. Total Return Bond Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.






PricewaterhouseCoopers LLP

New York, New York
March 23, 2000